AMENDMENT NUMBER 4 TO THE
TRANSFER AGENCY AND SERVICES
AGREEMENT

               This Amendment Number 4, effective as of the 28th day of August, 2007, is made to the Transfer Agency and Services Agreement dated as of August 3, 1998 (the “Agreement”) by and between UBS Money Series (f/k/a Brinson Money Series, f/k/a Mitchell Hutchins LIR Money Series, f/k/a Mitchell Hutchins Institutional Series) (the “Fund”) and PFPC Inc. (as successor to First Data Investor Services Group, Inc.) (“PFPC ”).

               WHEREAS, the Fund and PFPC desire to extend the Agreement pursuant to Article 14.1 thereof to include seven new series of the Fund thereunder, namely UBS Select Tax-Free Institutional Fund, UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Select Tax-Free Preferred Fund, UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund and UBS Select Tax-Free Investor Fund:

               NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree that as of the date first referenced above, the Agreement shall be amended as follows:

1.	Exhibit 1 of the Agreement is hereby deleted and replaced with the revised Exhibit 1 attached hereto.

2.	The Agreement, as amended by this and any prior amendments (“Modified Agreement”), constitutes the entire agreement between the parties with respect to the subject matter hereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

PFPC INC.		UBS MONEY SERIES

By:	/s/ Peter L. Tenggren	By:	/s/ Keith A. Weller

Name:	Peter L. Tenggren	Name:	Keith A. Weller

Title:	Senior Vice President and Managing Director	Title:	Vice President and Assistant Secretary

By:	/s/ Eric Sanders

Name:	Eric Sanders

Title:	Vice President and Assistant Secretary

Exhibit 1

(Revised as of August 28, 2007)

LIST OF PORTFOLIOS

UBS Select Prime Institutional Fund (formerly known as UBS Select Money Market Fund, f/k/a Brinson Select Money Market Fund, f/k/a Mitchell Hutchins LIR Select Money Fund)
UBS Select Treasury Institutional Fund (formerly known as UBS Select Treasury Fund)
UBS Select Tax-Free Institutional Fund
UBS Select Prime Preferred Fund
UBS Select Treasury Preferred Fund
UBS Select Tax-Free Preferred Fund
UBS Select Prime Investor Fund
UBS Select Treasury Investor Fund
UBS Select Tax-Free Investor Fund